Exhibit 4.2

THIS   WARRANT AND THE  SHARES  OF  COMMON   STOCK ISSUABLE   UPON  EXERCISE  HEREOF  HAVE  NOT  BEEN  REGISTERED  UNDER THE  SECURITIES  ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE  SECURITIES  LAWS  AND  MAY  NOT  BE  SOLD, TRANSFERRED  OR  OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER  APPLICABLE STATE SECURITIES LAWS OR VEMICS, INC. SHALL HAVE  RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER  THE  SECURITIES  ACT  AND  UNDER THE  PROVISIONS  OF  APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

VEMICS, INC.

Expires ________, ______

No.	Number of. Shares:
Date of Issuance:

FOR  VALUE  RECEIVED, subject  to the provisions hereinafter set forth, the  undersigned, Vemics Inc.,  a  Nevada  corporation (together  with  its successors and  assigns, the "Issuer"), hereby certifies  that  _______________  or  its registered  assigns is entitled  to  subscribe  for and  purchase, during the  period  specified  in this Warrant, up to _____________ (______________)  shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non- assessable Common  Stock  of  the  Issuer, at an exercise  price per share equal  to the Warrant Price then in effect, subject,  however, to the provisions  and  upon the terms and conditions hereinafter  set  forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 9 hereof.

1.
Term.  The  right to  subscribe for and purchase shares of Warrant Stock  represented  hereby shall commence  on  the  date  of  issuance  set  forth above and shall expire at 5:00 p.m., eastern time, on the Third  (3rd) anniversary of such date of issuance (such period being the  "Term").

2.	Method of Exercise Payment; Issuance of New Warrant; Transfer and Exchange.

(a)	Time of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, at any time or from time to time during the Term.

(b)
Method of Exercise.  The Holder hereof may exercise this Warrant, in whole or in  part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at  the principle of the Issuer, and by the payment to the Issuer of an amount of consideration  therefore  equal  to  the  Warrant  Price  in  effect  on  the  date  of  such  exercise  multiplied  by  the number of shares of Warrant Stock with respect to which this Warrant is then being exercised,  payable by certified  or official  bank  check   or by wire transfer  to an  account  designated  by the  Issuer.

(c)
Issuance   of   Stock   Certificates.  In the event  of  any exercise  of  the  rights  represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i)  certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise  and  delivered  to  the  Holder  hereof  within  a  reasonable  time,  not  exceeding  three  (3)  Trading  Days  after  such  exercise,  and  (ii) unless  this  Warrant  has  expired, a new Warrant  representing  the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then  have been exercised shall also be issued to the Holder hereof at the Issuer's expense within such  time.

(d)
Transferability of Warrant.  Subject to compliance with applicable law, this Warrant may be transferred by a Holder without the consent of the Issuer.  If transferred pursuant  to this paragraph and subject to the provisions of subsection (e) of this Section 2, this Warrant  may  be  transferred  on  the  books  of  the  Issuer  by  the  Holder  hereof  in  person  or  by  duly  authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly  endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment  of  any  necessary  transfer  tax  or  other  governmental  charge  imposed  upon  such  transfer.   This Warrant is exchangeable at the principal office of the Issuer for Warrants for the purchase of the     same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange.   All  Warrants  issued  on  transfers  or  exchanges  shall  be  dated  the  Original  Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant   Stock issuable pursuant hereto.

(e)
Representation of Holder.  The holder of this Warrant, by the acceptance hereof,  represents  that  it  is  acquiring  this  Warrant  and  the  Warrant  Shares  for  its  own  account  for  investment only and not with a view towards, or for resale in connection with, the public sale or  distribution  of  this   Warrant  or  the  Warrant  Shares,  except  pursuant  to  sales  registered  or  exempted  under  the  Securities  Act;  provided, however,  that  by  making  the  representations  herein,  the  holder  does  not  agree  to hold  this  Warrant  or  any  of  the  Warrant  Shares  for  any  minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant  Shares  at  any  time  in  accordance  with  or  pursuant  to  a  registration  statement  or  an  exemption  under  the  Securities  Act. The  holder  of  this  Warrant  further  represents,  by  acceptance  hereof,  that,  as  of  this  date,  such  holder  is  an “accredited  investor”  as  such  term  is  defined  in  Rule  501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the  Securities  Act  (an  “Accredited  Investor”).   Upon exercise  of  this  Warrant,  the  holder shall,  if  requested by the Issuer, confirm in writing, in a form satisfactory to the Issuer, that the Warrant  Shares so purchased are being acquired solely for the holder’s own account and not as a nominee  for any other party, for investment and not with a view toward distribution or resale and that such   holder is an Accredited Investor. If such holder cannot make such representations because they  would be factually incorrect, it shall be a condition to such holder’s exercise of this Warrant that  the  Issuer  receive  such  other  representations  as  the  Issuer  considers  reasonably  necessary  to  assure the Issuer that the issuance of its securities upon exercise of this Warrant shall not violate  any United States or state securities laws.

3.	Stock Fully Paid and Non-Assessable

(a)
Stock Fully Paid. The Issuer represents, warrants, covenants and agrees that all shares  of Warrant Stock  which may be issued  upon  the exercise of  this Warrant or otherwise  hereunder will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable  and  free  from  all taxes, liens  and charges created  by  or through  Issuer. The  Issuer further  covenants and agrees that during the period within which this Warrant may be exercised,  the  Issuer will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for the exercise of this  Warrant.

(b)
Reservation. If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its reasonable best efforts at its expense to cause such shares to be duly registered or qualified. If the Issuer  shall list any shares of Common Stock on any securities exchange or cause any shares of Common Stock to be quoted  on Nasdaq  or any interdealer quotation system or other market, it will, at its expense, list or cause to be quoted thereon, maintain and increase when necessary such listing or quotation, of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or  as otherwise provided  hereunder, and, to the extent  permissible under the  applicable securities  exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed or quoted. The Issuer will also so list on each securities exchange or cause to be quoted on Nasdaq or any interdealer quotation system or other market, and will maintain such listing or quotation of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or caused to be quoted on such other market by the Issuer.

(c)
Loss, Theft, Destruction of Warrants. Upon  receipt  of evidence  reasonably satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of  any such loss,  theft  or  destruction, upon receipt  of indemnity or security reasonably satisfactory  to the Issuer  or, in  the  case  of  any  such  mutilation, upon  surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost,  stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to  purchase the same number of shares of Common Stock.

4.
Adjustment of Warrant Price and Warrant Share Number.  The number of shares of Common Stock for which this Warrant is exercisable, and the price at which such shares may  be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as   set forth in this Section 4. The Issuer shall give the Holder notice of any event described below  which requires an adjustment pursuant to this Section 4 in accordance with Section 5.

(a)	Recapitalization, Reorganization, Reclassification, Consolidation or Merger

(i)
In   case the  Issuer   after the  Original Issue  Date   shall do  any  of the  following  (each,  a "Triggering  Event"):  (a)  consolidate  with or merge  into  any  other Person  and  the Issuer  shall not be  the  continuing  or  surviving corporation of such consolidation or merger, or  (b) permit any other Person to consolidate with or merge into the  Issuer  and  the  Issuer  shall  be  the  continuing or surviving  Person  but,  in  connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged  for  Securities  of any other  Person  or  cash or any  other  property,  or  (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect  a  capital  reorganization  or  reclassification of  its Capital Stock,  then,  and in the  case  of each such Triggering Event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be  entitled  (x) upon   the exercise hereof at any time after the   consummation of  such Triggering  Event, to the extent this Warrant is not  exercised  prior to such Triggering Event,  to receive at the Event in lieu of the Common Stock issuable upon such  exercise of this Warrant prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled   upon   the   consummation of such Triggering Event if such  Holder  had exercised  the  rights represented  by  this  Warrant  immediately prior thereto, subject to adjustments (subsequent to such corporate action) as     nearly equivalent as possible to the adjustments provided for elsewhere in this Section 4 or  (y)  to  sell  this  Warrant  (or,  at such  Holder's election,  a portion  hereof) concurrently  with  the  Triggering  Event  to  the  Person  continuing  after  or  surviving  such Triggering  Event,  or  to the  Issuer  (if Issuer  is the continuing  or surviving  Person)  at  a  sales  price  equal to the amount of cash, property and/or Securities to which a holder of the number of  shares  of  Common  Stock  which  would  otherwise  have  been  delivered  upon  the   exercise  of  this Warrant would  have  been  entitled  upon  the  effective  date  or closing  of any such Triggering  Event  (the  "Event  Consideration"), less  the  amount  or  portion of  such  Event  Consideration  having  a fair value equal to the  aggregate  Warrant  Price applicable to this Warrant or the portion hereof so sold.

(ii)	Notwithstanding anything contained in this Warrant to the contrary, the Issuer may effect any Triggering Event if, prior to the consummation thereof, each Person (other than the Issuer) which may be required to deliver any Securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such shares of Securities, cash or property as, in accordance with the foregoing provisions of this subsection (a), such Holder shall be entitled to receive, and such Person shall have similarly delivered to such Holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such Holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the Securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

(iii)
If  with respect  to  any Triggering Event,  the  Holder of this Warrant has exercised its right as provided in clause (y) of subparagraph (i) of this subsection (a) to sell this Warrant or a portion thereof, the Issuer agrees that as a condition to the  consummation of any such Triggering Event the Issuer shall secure such right of Holder to sell this Warrant to the Person continuing after or surviving such Triggering Event and  the Issuer shall not effect any such Triggering Event unless upon or prior to the consummation thereof  the  amounts  of  cash,  property  and/or  Securities  required under such clause (y) are delivered to the Holder of this Warrant. The obligation of the Issuer  to secure such right of the  Holder to  sell this Warrant  shall  be  subject to  such Holder’s cooperation with the Issuer, including, without limitation, the giving of customary representations and warranties to the purchaser in connection with any such sale. Prior notice of any Triggering Event shall be given to the Holder of this Warrant in accordance with Section 14 hereof.

(b)	Stock Dividends, Subdivisions and Combinations. If at any time the Issuer shall:

(i)	take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

(ii)	subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii)	combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock

then   (1)  the number of shares of Common Stock for which this Warrant  is  exercisable immediately  after the occurrence of any such event shall be adjusted to equal the number  of  shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is   exercisable immediately prior to the adjustment divided by (B)  the  number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.

(c)	Certain Other Distributions. If at any time the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

(i)	cash (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Issuer)

(ii)	any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash), or

(iii)
any warrants or other rights to subscribe for or purchase any evidences of  its  indebtedness,  any  shares of stock of any class or any other securities or property of  any nature whatsoever (other than cash), then (1) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Per Share Market Value of Common Stock at the date of taking such record and (B) the denominator of which shall be such Per  Share Market Value  minus the  amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as  determined  in  good faith by the Board of Directors of the Issuer) of  any and all such evidences of  indebtedness,  shares  of  stock, other securities or property  or warrants or other  subscription or purchase rights so distributable, and (2) the Warrant Price then in effect shall be adjusted  to equal  (A) the  Warrant Price then  in effect  multiplied by the number  of  shares of Common Stock for which this Warrant is exercisable immediately  prior  to the adjustment divided  by  (B) the number of  shares  of Common Stock for which this Warrant is exercisable immediately  after such  adjustment. A reclassification of the Common  Stock  (other  than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Common Stock of such shares of such other class of stock within the  meaning of  this Section  4(c)  and, if the outstanding shares of Common  Stock shall be  changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be of the outstanding shares of Common Stock within the meaning of Section 4(b).

(d)
Other  Provisions  applicable  to  Adjustments  under  this  Section.    The  following  provisions shall be applicable to the making of adjustments of the number of shares of Common   Stock for which this Warrant is exercisable and the Warrant Price then in effect provided for in  this Section 4:

(i)
When Adjustments to Be Made.  The adjustments required by this Section 4  shall be  made  whenever  and  as  often  as  any  specified  event  requiring  an  adjustment  shall  occur, except  that  any  adjustment  of  the  number  of  shares  of  Common  Stock  for  which  this  Warrant  is  exercisable  that  would  otherwise  be  required  may  be  postponed  (except in the case of a subdivision or combination of shares of the Common Stock, as     provided for in Section 4(b) up to, but not beyond the date of exercise if such adjustment  either by itself or with other adjustments not previously made adds or subtracts less than  one percent (1%) of the shares of Common Stock for which this Warrant is exercisable  immediately  prior  to  the  making  of  such  adjustment.  Any adjustment  representing a change of less than such minimum amount (except as aforesaid) which is postponed shall  be carried forward and made as soon as such adjustment, together with other adjustments  required by this Section 4 and not  previously made, would result in a minimum  adjustment or on the date of exercise. For the purpose of any adjustment, any specified event  shall  be  deemed  to  have  occurred  at the close of business on the date of  its occurrence.

(ii)	Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest one-tenth (1/10th) of a share.

(iii)
When  Adjustment Not Required. If  the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders  thereof, legally  abandon its plan to pay or deliver  such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required  by  reason  of  the  taking of such record and any such adjustment previously  made in respect thereof shall be rescinded and annulled.

(e)
Form  of  Warrant  after  Adjustments.  The  form  of  this  Warrant  need  not  be  changed because of any adjustments in the Warrant Price or the number and kind of Securities  purchasable upon the exercise of this Warrant.

5.
Notice of Adjustments. Whenever  the  Warrant  Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes   of this Section 5, each an “adjustment"),  the Issuer shall cause  its Chief  Financial Officer  to prepare  and execute  a certificate setting  forth, in reasonable detail, the  event  requiring the  adjustment, the amount  of  the adjustment, the method by which such adjustment was calculated (including a description of  the  basis on which the  Board made any determination  hereunder),  and  the  Warrant  Price and  Warrant  Share Number  after  giving effect  to such  adjustment,  and  shall cause a copy  of  such certificate  to  be delivered  to the  Holder  of this Warrant promptly  after  each  adjustment. For purposes of this Section 5, all calculations which have been determined in accordance with Section 4 hereof shall be final and conclusive on the Holder, absent manifest error.

6.
Fractional  Shares.  No  fractional  shares  of  Warrant  Stock  will  be  issued  in  connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall make a  cash payment therefore equal in amount to the product of the applicable fraction multiplied by the  Per Share Market Value then in effect.

7.
Registration  Rights. If at any time after the Issuer’s  initial public offering and prior to the expiration of this Warrant, the Issuer proposes to file a registration statement under  the Securities Act with respect to an underwritten offering of Common Stock (except on Form S- 4 or Form S-8 or  any successor forms thereto) for its own  account, then  the Issuer  shall give written notice of such proposed filing to the holders of this Warrant or of the Warrant Shares as far in advance of the anticipated filing date as is practicable (the "Piggyback  Notice"). The  Piggyback  Notice  shall offer such  holders  the  opportunity to  register such amount  of  Warrant Shares as each such holder may request (a "Piggyback Registration"); subject in all events to the  agreement of the  underwriter or underwriters of the offering  contemplated  by such registration statement  that such Warrant  Shares can be included in such  registration statement  without  adversely  affecting such offering. Any  reduction  in the number of  securities  to be so offered  shall be (i) first, pro-rata among all security holders who are exercising "piggyback" registration rights,  based  on the number  of registrable securities originally proposed  to be  sold by each  of them, and (ii) second, pro-rata among all security holders who are exercising "demand"  registration  rights pursuant  to  a  registration  rights  agreement  with  the Issuer,  based on the  number of registrable securities originally proposed to be sold by each of them

8.
Redemption.   The  Issuer  may,  at its option,  redeem up to one hundred percent  (100%)  of  this  Warrant  upon  the  occurrence  of a Market Value Event  upon thirty (30) days written notice to the Holder of this Warrant pursuant to Section 13 (the “Redemption Notice”).   The rights and privileges granted pursuant to this Warrant with respect to the shares of Warrant     Stock  subject  to  the  Redemption  Notice  (the  "Redeemed  Warrant  Shares")  shall  expire  on  the  30th day after the date of the Redemption Notice (the “Termination Date”) if this Warrant is not  exercised with respect to such Redeemed Warrant Shares prior to such Termination Date.  In the    event this Warrant is not exercised with respect to the Redeemed Warrant Shares, the Issuer shall   remit to the Holder of this Warrant (i) $.10 per Redeemed Warrant Share and (ii) a new Warrant  representing the number of shares of Warrant Stock, if any, which shall not have been subject to the   Redemption   Notice   upon   the   Holder   tendering   to   the   Issuer   the   applicable   Warrant  certificate.

9.	Definitions. For the purposes of this Warrant, the following terms have the following meanings:

“Board" shall mean the Board of Directors of the Issuer.

"Capital Stock" means and includes (i) any and all shares, interests, participations  or other equivalents of or interests in (however designated) corporate stock, including,  without limitation, shares of preferred or preference stock, (ii) all partnership interests  (whether general or limited) in any Person which is a partnership, (iii) all membership  interests or limited liability company interests in any limited liability company, and (iv)    all equity or ownership interests in any Person of any other type.

"Certificate of Incorporation" means the Certificate of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

"Common Stock" means the Common Stock, par value $.001 per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

"Governmental Authority" means any governmental, regulatory or self-regulatory  entity, department, body, official, authority, commission, board, agency or    instrumentality, whether federal, state or local, and whether domestic or foreign.

"Holders" mean the Persons who shall from time to time own any Warrant. The term "Holder" means one of the Holders.

"Issuer" means Vemics, Inc., a Delaware corporation, and its successors.

"Majority Holders" means at any time the Holders of Warrants exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

“Market Value Event” means, at any time after 270 days following the Issuer’s  initial public offering, the Per Share Market Value of the Common Stock has been equal    to or greater than 200% of the then current Warrant Price for a period of ten (10)  consecutive Trading Days immediately prior to the date of the applicable Redemption  Notice.

"Nasdaq" means the Nasdaq National Market or the Nasdaq SmallCap Market.

"Original Issue Date" means ______________.

"OTC Bulletin Board" means the over-the-counter electronic bulletin board.

"Person" means an individual, corporation, limited liability company, partnership,  joint stock company, trust, unincorporated organization, joint venture, Governmental  Authority or other entity of whatever nature.

"Per Share Market Value" means on any particular date (a) the closing sale price  per share of the Common Stock on such date on a national securities exchange or Nasdaq,  or if there is no such price on such date, then the closing sale price on such exchange or  quotation system on the date nearest preceding such date, or (b) if the Common Stock is   not listed then on a national securities exchange or Nasdaq, the average of the closing bid  and asking prices for a share of Common Stock in the relevant interdealer quotation   system or other over-the-counter market, as reported by the OTC Bulletin Board or in the  National Quotation Bureau Incorporated or similar organization or agency succeeding to   its functions of reporting prices) at the close of business on such date, or if there are no  such prices on such date, then the average of the closing bid and ask prices on such    market on the date nearest preceding such date or (c) if the Common Stock is not then  reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or  similar organization or agency succeeding to its functions of reporting prices), then the  average of the "Pink Sheet" closing bid and ask prices on such date, or if there are no     such prices on such date, then the average of the closing bid and ask prices on the “Pink  Sheets” on the date nearest preceding such date, or (d) if the Common Stock is not then  publicly traded the fair market value of a share of Common Stock as determined in good  faith by the Board, provided that such fair market value shall not, in any event, be less    than the price per share of the Common Stock paid in connection with the then most    recent issuance of Common Stock by the Issuer. All determinations of the Per Share  Market Value shall be appropriately adjusted for any stock dividends, stock splits or other  similar transactions during such period.

"Securities" means any debt or equity securities of the Issuer, whether now or  hereafter authorized, any instrument convertible into or exchangeable for Securities or a  Security, and any option, warrant or other right to purchase or acquire any Security.   "Security" means one of the Securities.

"Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

~~"Subscription Agreement" means the Subscription Agreement dated as of ___________ __, 2009 among the Issuer and the investors a party thereto.~~

"Subsidiary" means any corporation at least 50% of whose outstanding Voting  Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of  its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

"Term" has the meaning specified in Section 1 hereof.

"Trading Day" means (a) a day on which the Common Stock is traded on Nasdaq,  or (b) if the Common Stock is not listed on Nasdaq, a day on which the Common Stock is  traded on any registered national stock exchange, or (c) if the Common Stock is not traded on any registered national stock exchange, a day on which the Common Stock is  traded on the OTC Bulletin Board, or (d) if the Common Stock is not traded on the OTC  Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter  market as reported by the National Quotation Bureau Incorporated (or any similar  organization or agency succeeding its functions of reporting prices); provided, however,  that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and  (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day  which shall be a legal holiday or a day on which banking institutions in the State of New  York are authorized or required by law or other government action to close.

"Voting Stock" means, as applied to the Capital Stock of any corporation, Capital  Stock of any class or classes (however designated) having ordinary voting power for the  election of a majority of the members of the Board of Directors (or other governing body)  of such corporation, other than Capital Stock having such power only by reason of the  happening of a contingency.

"Warrants" means the Warrants issued and sold pursuant to the Subscription  Agreement, including, without limitation, this Warrant, and any other warrants of like  tenor issued in substitution or exchange for any thereof pursuant to the provisions of  Section 2(c), 2(d) or 2(e) hereof or of any of such other Warrants.

"Warrant Price" initially means U.S. $0.05 until the first anniversary or the Warrant, $0.15 from the first anniversary to the second anniversary of the Warrant, $0.30 from the second anniversary to the third anniversary of the Warrant, $0.50 from the third anniversary to the fourth anniversary of the Warrant and $1.00 from the fourth anniversary to until the expiration of the Warrant.   Such prices may be adjusted from  time to time as shall result from the adjustments specified in this Warrant, including  Section 4 hereto.

"Warrant Share Number" means at any time the aggregate number of shares of  Warrant Stock which may at such time be purchased upon exercise of this Warrant, after  giving effect to all prior adjustments and increases to such number made or required to be  made under the terms hereof.

"Warrant Stock" means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

10.	Other Notices. In case at any time:

(a)	the Issuer shall make any distributions to the holders of Common Stock; or

(b)
the Issuer shall authorize the granting to all holders of its Common  Stock  of rights  to subscribe  for  or  purchase any shares of Capital  Stock of any class or of any Common Stock Equivalents or other  rights; or

(c)	there shall be any reclassification of the Capital Stock of the Issuer; or

(d)	there shall be any capital reorganization by the Issuer; or

(e)	there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer's property, assets or business (except for a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

(f)	there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common  Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty (20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Issuer’s transfer books are closed in respect thereto. Except  as  otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Issuer for any purpose, nor shall anything contained in this  Warrant be  construed to  confer  upon  the holder  hereof, as such, any of the rights of  a stockholder of the Issuer or any right to vote, give or withhold consent to any corporate action (whether any  reorganization,  issue  of stock, reclassification of  stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or  otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she  is then  entitled  to receive  upon  the  due  exercise  of  this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Issuer, whether such liabilities are asserted by the Issuer or by creditors of the Issuer.  Notwithstanding this Section 10, the Issuer will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Issuer generally, contemporaneously with the giving thereof to the stockholders.

11.
Amendment and Waiver. Any term, covenant, agreement  or condition  in this Warrant may be amended, or compliance  therewith  may  be waived (either  generally  or in a particular instance and either retroactively or prospectively), by a written instrument or written  instruments  executed  by  the Issuer  and  the Majority  Holders;  provided,  however,  that  no such  amendment or waiver shall reduce the  Warrant  Share Number,  increase  the  Warrant  Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 11 without the consent of the Holder of this Warrant

12.	Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

13.
Notices.   Any  and  all  notices  or  other  communications  or  deliveries  required  or  permitted to be provided hereunder shall be in writing and shall be deemed given and effective  on  the  earlier  of  (i)  the  date  of  transmission,  if  such  notice  or  communication  is  delivered  via  facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., eastern time,  on  a  Trading  Day,  (ii)  the  Trading  Day  after  the  date  of  transmission,  if  such  notice  or  communication is delivered via facsimile at the facsimile telephone number specified for notice  later than 5:00 p.m., eastern time, on any date and earlier than 11:59 p.m., eastern time, on such  date,  (iii)  the  Trading  Day  following  the  date  of  mailing,  if  sent  by  nationally  recognized  overnight courier service or (iv) actual receipt by the party to whom such notice is required to be     given.  The  addresses  for  such  communications  shall  be  with  respect  to  the  Holder  of  this  Warrant or of Warrant Stock issued pursuant hereto, addressed to such Holder at its last known address or facsimile number appearing on the books of the Issuer maintained for such purposes,  or with respect to the Issuer, addressed to:

Vemics, Inc
523 Avalon Gardens Drive
Nanuet, NY 10954
Attention: Chief Executive Officer
845-371-7380
845-215-0110

With a Courtesy Copy to:

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto

14.
Warrant Agent.  The Issuer may, by written notice to each Holder of this Warrant,  appoint an agent having an office in New York, New York for the purpose of issuing shares of   Warrant  Stock  on  the  exercise  of  this  Warrant  pursuant  to  subsection  (b)  of  Section  2  hereof,  exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant  pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such  issuance,  exchange  or  replacement,  as  the  case  may  be,  shall  be  made  at  such  office  by  such  agent.

15.
Successors and Assigns.  This Warrant and the rights evidenced hereby shall inure  to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and  (to  the  extent  provided  herein)  the  Holders  of  Warrant  Stock  issued  pursuant  hereto,  and  shall be enforceable by any such Holder or Holder of Warrant Stock.

16.
Modification  and  Severability.  If,  in  any  action  before  any  court  or  agency  legally empowered to enforce any provision contained herein, any provision hereof is found to  be unenforceable, then such provision shall be deemed modified to the extent necessary to make  it enforceable by such court or agency.  If any such provision is not enforceable as set forth in the  preceding sentence, the unenforceability of such provision shall not affect the other provisions of  this  Warrant,  but  this  Warrant  shall  be  construed  as  if such  unenforceable  provision  had  never  been contained herein.

17.	Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN  WITNESS  WHEREOF,  the  Issuer  has  executed  this  Warrant  as  of  the  Date  of  Issuance.

_______________________________________________________________________
Fred Zolla                                                                                                Date
CEO
Vemics, Inc

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_________________________________________

WARRANT EXERCISE FORM

VEMICS, INC.

The  undersigned  _________________________,  pursuant  to  the  provisions  of  the  within  Warrant,  hereby  elects  to  purchase  _____________  shares  of  Common  Stock  of  Vemics,  Inc. covered by  the  within  Warrant.

Dated:                                                                Signature:

Address
ASSIGNMENT

FOR   VALUE   RECEIVED,   __________________________   hereby   sells,   assigns   and   transfers   unto __________________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint __________________________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:                                                                Signature:

Address:

PARTIAL ASSIGNMENT

FOR   VALUE   RECEIVED,   __________________________   hereby   sells,   assigns   and   transfers   unto  __________________________  the  right  to  purchase  ________________  shares  of  Warrant  Stock  evidenced  by  the within Warrant together with all rights therein, and does irrevocably constitute and appoint  __________________________,  attorney,  to  transfer  that  part  of  the  said  Warrant  on  the  books  of  the  within named corporation.

Dated:                                                                Signature:

Address:

FOR USE BY THE ISSUER ONLY

This Warrant No. 070109-0 cancelled (or transferred or exchanged) this ________ day of

________, _____, shares of Common Stock Issued therefore in the name _________________.